Environmental, Social & Governance 2021 ESG Report

22021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix TABLE OF CONTENTS MESSAGE FROM LEADERSHIP ENVIRONMENTAL INITIATIVES OUR COMPANY OUR PEOPLE ESG STRATEGY GOVERNANCE, ETHICS AND INTEGRITY PRODUCT SUSTAINABILITY APPENDIX 3 18 5 21 10 28 13 32

ARRAY TECHNOLOGIES
2021 ESG REPORT
Message from Leadership
Our Company
ESG Strategy
Product Sustainability
Environmental Initiatives
Our People
Governance, Ethics and Integrity
Appendix
3



MESSAGE FROM LEADERSHIP

42021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix BUILDING MOMENTUM TO MEET THE MOMENT Like many years in recent memory, the events of 2021 punctuate the need for companies to step up and take action to solve the greatest challenges facing our society. As a leading solar technology manufacturer, climate action and the energy transition is naturally a key priority for our team, but there are so many other areas that pose challenges and opportunities for our company. Whether it is supply chain management, the great resignation, political polarization, cyber threats, or inflation, there are many pitfalls to navigate in the corporate ESG landscape. Now, more than ever, these topics are highly interrelated and require focus and collaboration across our business and value chain to tackle. This is one of the many reasons why we are committed to advancing our ESG strategy. In our second year of ESG reporting, our focus has been to continue managing our priority ESG topics and to build upon the foundation we set last year. 2021 was another year of tremendous growth for our team and we continue to invest in areas to scale our ESG competencies. One of these investments is the development of our environmental management system in alignment with ISO 14001:2015 to track our operational environmental footprint. With a greater ability to monitor and manage the environmental impact of our operations, we will not only enhance our transparency and reporting on environmental metrics but also manage costs, improve efficiency and mitigate risk. This is just one way we are working to build an ESG strategy that also drives financial outcomes. Looking ahead to the future, we are committed to enhancing our transparency and improving our ESG performance. This year, we established our first set of ESG goals to drive progress on priority ESG metrics. We will be communicating our progress towards achieving these goals each year and raising our ambition as we strive to meet our aspirations. We are also working on a number of key strategic projects to enhance our ESG efforts. In 2022 we will be conducting our inaugural materiality assessment and engaging with our stakeholders to identify our priority ESG topics. We will also be working to enhance our oversight of these priority topics through our ESG steering committee to ensure that each of our priority areas are well managed. Lastly, we will continue to expand our horizons to set strategy for all of the areas of ESG we seek to manage, including climate, energy, waste, DEI, talent management, safety and ethics. We invite you to learn about our progress and 2021 data in the body of this report. Over the next year and beyond, we look forward to continuing our growth in ESG and hope to hear from our stakeholders on how we can continue to improve and partner to meet our ambitions. MESSAGE FROM LEADERSHIP e from ership Erica Brinker Chief Commercial Officer & Head of ESG

52021-2022 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendixany OUR COMPANY

ARRAY TECHNOLOGIES | 2021 ESG REPORT | Message from Leadership | Our Company | ESG Strategy | Product Sustainability | Environmental Initiatives | Our People | Governance, Ethics and Integrity | Appendix | 6

OUR COMPANY

Array Technologies is a leading American company and global provider of utility-scale solar tracker technology. Engineered to withstand the harshest conditions on the planet, Array's high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, Array relies on its diversified global supply chain and customer-centric approach to deliver, commission and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy.

Array became a public company in fall 2020.

ARRAY'S CORE VALUES

1 **Growth and Customer Focus**· Delivering world-class quality, value and service every day to our customers and valuable stakeholders

2 **Getting Results**· Acting with dependability and accountability by taking educated risks that drive breakthrough performance

3 **Leadership**· Modeling passion, skill, courage and respect to achieve and inspire greatness

4 **Effective Communication**· Meeting objectives by bringing order, clarity, precision and active listening to all communications

5 **Teamwork and Diversity**· Mobilizing diverse capabilities and perspectives to capture new ideas and opportunities

6 **Functional Excellence**· Challenging ourselves and others to pursue continuous growth in our roles and understand our function's impact on financial performance

72021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix Number of Full Time Employees (FY 21) 471 Operations in 7 countries Offices in Albuquerque New Mexico Greater Phoenix Arizona Derby United Kingdom Brazil South America Sydney Australia Revenue (FY 21) $853 million Global headquarters and manufacturing site Albuquerque New Mexico ARRAY’S OPERATIONS any

82021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix • Partnered with leading companies to deploy over 30 GWs of solar energy, with detailed case studies included in our report • Established our first ESG goals for 2025, including commitments for: - Solar Deployment; - Direct Emissions Intensity Reduction; - Renewable Energy Sourcing; - Employee Safety; - Diversity, Equity and Inclusion; - and Board Gender Representation; • Reduced our water consumption 13%1 • Increased our aluminum waste recycled about 12%1 • Disclosed our alignment with the UN Sustainable Development Goals (SDGs) • Disclosed our alignment with the Taskforce on Climate Related Financial Disclosures (TCFD) • Achieved an excellent employee Net Promoter Score2 of 47 2021 ESG HIGHLIGHTS any 1Compared to 2020 performance 2An average net promoter score is anywhere between -30 and 30. Above 30 is categorized as excellent.

92021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix MEMBERSHIPS AND ASSOCIATIONS • Arizona Forward – Member, sustainability committee member • Arizona Technology Council – Member • UNEF – Unión Española Fotovoltaica • Asolmex – Asociación Mexicana de Energía Solar • ACERA – La Asociación Chilena de Energías Renovables y Almacenamiento • CEC – Clean Energy Council • SEPA – Smart Electric Power Alliance • GPEC – Greater Phoenix Economic Council • SEIA – Solar Energy Industries Association Board Member, Erica Brinker • Kindred – Member • AEE – American Energy Economy any

102021 ESG REPORT Environmental Initiatives Our People Governance, Ethics and Integrity AppendixMessage from Leadership Our Company ESG Strategy Product Sustainability ESG STRATEGY tegy

112021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix Sustainability is the essence of our business, motivating us to create products that improve the efficiency of solar photovoltaic (PV) arrays and enable the transition to a low-carbon renewable energy future. In our second year of ESG reporting, we continue to enhance our transparency by aligning our ESG reporting with leading frameworks, including GRI, SASB, TCFD, and the UN SDGs. Our main objective this year was to report progress on the topics we have identified as material and show year-on-year trends for key metrics. We also wanted to take our next step in setting a forward-looking ESG strategy by developing our first set of ESG goals. Later this year, we will be embarking on several projects to enhance our ESG strategy, including our inaugural materiality assessment, additional goal-setting work, and enhancing our ESG data to align with these assessments. We look forward to reporting our progress on these steps in future ESG reports. In our second year of ESG reporting, we are continuing to define materiality in a manner consistent with our last report. Reviewing leading ESG reporting frameworks and standards, we assessed relevant topics and compared these against peer disclosures. We also collected input from our employees, customers, gathered third-party feedback from sustainability experts, and referenced globally recognized third-party frameworks including the Sustainable Accounting Standards Board (SASB) and the Global Reporting Initiative (GRI). Looking ahead to 2022, we are undertaking a formal materiality assessment to engage our stakeholders on numerous sustainability topics, including the ones detailed in this report, to identify the topics that have the greatest impact for our business and for society. We look forward to publishing these results in our next report and welcome stakeholder participation in our assessment. For more information or to ask to be included in our assessment, please contact investors@arraytechinc.com. DEFINING MATERIAL ESG TOPICS ESG STRATEGY y

ARRAY TECHNOLOGIES
2021 ESG REPORT | Message from Leadership | Our Company | ESG Strategy | Product Sustainability | Environmental Initiatives | Our People | Governance, Ethics and Integrity | Appendix
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ESG GOALS

In our second year of formal ESG strategy, we are excited to take our next step by setting a forward-looking ESG strategy. Working with our team, we assessed our current performance on relevant ESG topics and identified a set of inaugural goals, looking ahead to year-end 2025. These goals represent a step forward in our ESG journey and we intend to continue to add and enhance our ESG goals in alignment with our ambition for sustainability. We look forward to sharing our progress on each of these goals and welcome engagement and partnership to help us achieve our ambition.

ESG THEME	ESG TOPIC	PERFORMANCE METRIC	GOAL
Environmental	Solar Energy Deployment	Megawatts Solar Energy Sold (MW)	Sell an additional 90,000 MW of solar power by year-end 2025.
	Climate Action	Direct (Scope 1 +2) Greenhouse Gas Emissions Intensity (MT CO2e/$MM Revenue)	Reduce direct emissions intensity 30% from baseline year 2021 by year-end 2025.
	Energy Management	Percent Renewable Energy in Operations (%)	Source 50% of our direct energy consumption from renewable energy sources by year-end 2025.
Social	Employee Health & Safety	Total Recordable Incident Rate (TRIR)	Achieve TRIR of <1.5 by year-end 2025
	Diversity, Equity, and Inclusion	Total Workforce Female Representation {%)	Increase total workforce female representation by 10% from baseline year 2021 by year-end 2025.
	DIiversity, Equity, and Inclusion	Non-Executive Management Racial and Ethnic Minority Representation (%)	Increase non-executive management racial and ethnic minority representation 10% from baseline year 2021 by year-end 2025.
Governance	Board Composition	Board Female Representation (%)	Increase board female representation 22% from baseline year 2021 by year-end 2025.

2021 ESG REPORT 13Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix PRODUCT SUSTAINABILITIY i bility

ARRAY TECHNOLOGIES | 2021 ESG REPORT | Message from Leadership | Our Company | ESG Strategy | Product Sustainability | Environmental Initiatives | Our People | Governance, Ethics and Integrity | Appendix | 14

PRODUCT SUSTAINABILITY

Sustainability is Array's product mission, delivering innovation, value and optimized performance that speeds our customers' transition from fossil fuels to renewables.

From our early days patenting the industry's first commercial solar tracker, our focus on engineered simplicity has reduced customer risk and increased reliability. As solar demand grows and installations reach every corner of the world, we're building products that are ready for the most challenging conditions, from desert heat to arctic cold. And with an eye toward the future, we're researching new ways for our products to enable next-generation energy production and storage—lighting the way to a brighter, smarter

Engineered Simplicity to Help Power the World

DuraTrack HZ v3's efficient, adaptable and durable design makes it easier to go big on solar.

HIGHEST POWER DENSITY

More ground coverage = more power

LEADING TERRAIN ADAPTABILITY

Reduced need for site grading = easier installation

FEWER COMPONENTS

Easier and faster installation, greater reliability

LINKED-ROW, MOTOR-DRIVEN DESIGN

One motor drives 32+ linked rows with over 100 modules vs. multiple motors/battery packs

HIGHLY RELIABLE WIND MITIGATION

Fully mechanical, passive system = fewer failure points

MODULE AGNOSTIC

Flexible design adaptable to different modules

ZERO SCHEDULED MAINTENANCE

Maintenance-free motors and gears = less downtime, less cost

Note: Statements are relative to largest competitor's products.

(1) Per customer estimate, Array Lamesa Solar Facility Case Study, Renewable Energy Systems Sr. Project Manager.

(2) Based on 3P grading analysis performed for Hollyfield II Solar and Buckingham Solar, assuming Midwest-based cost analysis of grading.

(3) Based on Array analysis of largest competitor's system.

(4) Based on DNV-GL's independent review of field testing conducted by Array Technologies, May 21, 2020.

(5) Based on TÜV Rheinland study published September 8, 2017.

152021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix OUR ENVIRONMENTAL IMPACTS In an industry that’s literally changing the world, we’re always changing for the better, driving continuous improvement to give our customers optimal power production, maximum durability, and the ultimate in efficient, trouble-free use. Designed for simplicity, our trackers use 167 times fewer components than their competition—meaning 167 fewer potential problems, quicker installation and zero scheduled maintenance over the typical 30-year product lifecycle. Array’s trackers are also driven by durable motors instead of lithium batteries, with one motor controlling 32+ linked rows comprised of 100 or more solar panels, an arrangement that saves cost, maintenance and reduces waste. In the system’s brain, our SmarTrack™ software adjusts module angles in response to weather and site conditions, achieving optimum energy production without the need for additional equipment, sensors and technical staff. Our innovation helps DuraTrack HZ v3 deliver the most durable, reliable tracking system under the sun. Featuring our single-bolt module clamp and forgiving tolerances which streamline installation, our flexibly linked architecture maximizes power density. However, it’s our innovative use of fewer components and a highly reliable wind management system that makes Array Technologies the best choice for solar trackers. We are motivated by efficiency because it drives our positive environmental impact by generating clean power faster, more simply and more effectively than anyone else. To mitigate material impacts, we manufacture our systems using recycled steel where possible, and have integrated sustainable design by ensuring that a portion of their components can be recycled at the end of their usable life. To mitigate the physical impacts of our products, we’ve taken steps to use recycled steel where possible in their manufacture (see Nucor feature). And since some of the materials in our products can be recycled at the end of their usable life, we’re also addressing the full lifecycle of the product. In the heat of Pecos County Texas, Array’s DuraTrack® HZ v3 solar trackers are making a difference in the beverage industry. One of the largest corporate solar projects in the US, the Pecos County Texas plant generates 100% renewable electricity to brew Anheuser-Busch products. It was recently featured in a Budweiser commercial and helped the company meet its renewable energy goals four years ahead of schedule. Anheuser-Busch chose engineering, procurement, and construction (EPC) contractor Blattner Energy to lead the way in constructing its new solar site. This was a major step in meeting these ambitious goals. The dedicated site would provide 100% renewable solar energy to power Anheuser-Busch manufacturing operations. When selecting a tracker partner, Blattner chose Array because of its high priority on collaboration and stand-alone technology. Array and Blattner played a key role in Anheuser-Busch reaching its ESG goals four years early. Ease of installation was a major factor in selecting Array’s DuraTrack. With 167 times fewer parts than competing trackers, Array’s elegantly simple design makes for fast, secure installation. Getting equipment assembled and running quickly was essential to meeting the project timeline and moving Anheuser-Bush ahead on their renewable energy goals. ANHEUSER-BUSCH CASE STUDY ility Array has deployed over 30 GWs of clean energy-producing single-axis solar trackers, including nearly 10 GWs in 2021

162021-2022 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix Arrays trackers are building out a reliable clean power grid in unpredictable weather. The Dominican Republic is in the process of overhauling its power grid. Add to this that the government intends to generate 25% of all power from renewable sources by 2025 and be completely carbon neutral by 2050. The goal is to provide more reliable electricity in all areas of the island and to start this grid modernization off on the right foot by including renewable clean power. In general, the Caribbean islands have wide fluctuations in weather. Many of the coastal regions, including Yaguate in the province of San Cristóbal have the climate of a tropical rainforest. The Dominican Republic is mostly humid, warm, and sunny and can be subject to drastic changes in weather including high winds and other extreme weather events such as tropical storms, cyclones, or hurricanes. Yaguate is in the southern coastal region of the country and is particularly vulnerable to severe storms that develop in the Caribbean Sea and make landfall on their way north. The need for extreme weather management called for a PV tracker with proven dependability in real-world settings. High winds and extreme weather conditions will be an expected cyclical part of life for operations and maintenance crews at the Yaguate site. Array’s DuraTrack® HZ v3 is the only solar tracker on the market with a fully passive, highly reliable wind-load mitigation system that does not rely on active stow, sensors, or electricity. In the event of severe weather, the passive wind feature automatically rotates modules to the safest position for high winds, securing the tracker row at the full-tilt angle. Additionally, authorized site operators can manually control the entire solar plant with software if a rapid response is warranted. The establishment of the site marked the first-time tracker technology has been installed in the country. It will provide electricity to more than 100,000 houses. It will also make a significant difference in mitigating climate change by preventing 150,000 tons of carbon dioxide emissions from entering the atmosphere per year and eliminating the importation of 400,000 barrels of oil. DOMINICAN REPUBLIC CASE STUDY t inability

172021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix Array is pushing the boundaries of utility-scale solar. Situated in Southeastern Europe, Turkey’s population has steadily increased, and their standard of living has continued to improve. These factors have been major contributors in also seeing increases in their demand for energy. With its geographic location, Turkey has favorable attributes for renewable sources of energy, particularly solar. With these ideal conditions, utility- scale solar is part of the emerging infrastructure being built to reduce carbon emissions and dependence on foreign power sources. Usable land for solar can be hard to find in Turkey and terrain can be extreme. With slopes that have angles as high as 15 degrees all sides of the Kıvanç site, terrain flexibility and resiliency were top of mind for STC Solar and Kıvanç Enerji. At the top of the mountain, Kıvanç-2 GES is located at an altitude of 1,100 meters. The north side of the site features a sharp cliff with a 600-meter altitude difference. This causes a strong wind effect during the winter and summer months. With these harsh conditions, solar trackers capable of withstanding the high wind conditions were essential. Because of the slopes on every side of the site, material handling was difficult and potentially unsafe for workers on-site. There was a constant risk of overturning the loaders that were used to move parts and equipment to the site. To take safety precautions, STC designed and built special equipment for material handling to decrease risks, but even with these measures, every trip up the mountain was a challenge. STC Solar, Array Technologies and the Kıvanç team coordinated to meet the demanding deadlines. With the challenging terrain making access to the site difficult, moving trackers to the sites was a bottleneck we had to address. The on-site project team caught a break once the trackers arrived in-country, thanks to DuraTrack’s engineering simplicity, making the installation process much easier. TURKEY CASE STUDY Much of the simplicity in installation is derived from the DuraTrack design, which requires fewer parts when compared to single-row designed trackers. This simplicity also helped the project team to minimize the number of trips to and from the summit. To further streamline installation, Array created pre-installed kits that shortened installation time dramatically. No special tools were needed for installation and having fewer components to work with improved efficiency. When installing large solar power plants in this region, wind events are a major concern. Unpredictable gusts of wind could pose a serious risk of structural damage to solar trackers installed in these conditions. DuraTrack’s passive wind mitigation does not require electricity during wind events, making it ideal for this remote location, where extreme weather is commonplace. DuraTrack’s flexible patented design includes articulating drivelines and rotating gear drive allows for ease of installation to address the engineering complexities of terrain undulations. DuraTrack also uses the fewest motors per megawatt of any tracking system on the market, which improves maintainability and lowers the cost of long-term ownership. ility

182021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix ENVIRONMENTAL INITIATIVES ental iatives

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ENVIRONMENTAL INITIATIVES

Promoting sustainability and reducing the environmental impact of fossil fuels has been at the center of Array's mission since its founding in 1992. Today, we are a global leader in advancing the proliferation and productivity of solar technology, but we're also conscious of our own operational impact on the planet.

MEASURING AND MANAGING OUR ENVIRONMENTAL IMPACT

In 2021, our Albuquerque manufacturing facility began implementing an Environmental Management System to meet the ISO 14001:2015 standards. The key projects in this effort includes enhanced data collection for measuring key environmental metrics, including company-wide Scope 1 and Scope 2 emissions,[1] energy/electricity consumed by our Albuquerque operations, and waste aluminum recycling. It also includes beginning to integrate environmental standards into our supplier auditing process and product development processes.

In our second year of environmental management, we are continuing to track and working to manage our key environmental metrics. With our new ESG goals in place, we will continue to report our progress and manage these metrics over time. We will also work to enhance our environmental data, including a formal Scope 3 inventory and additional waste metrics.

Array's Operational Boundary for Environmental Data

In our 2021 ESG report, the scope of operational environmental data represents facilities that we own and over which we have operational control. In 2021, this includes only our Albuquerque, NM facility. Excluded from this operational boundary are a number of leased office facilities where we do not have operational control. We believe that these represent a small proportion of our direct environmental footprint. In the future, we will work to expand this operational boundary to include additional information from leased facilities.

[1] Scope 1:Direct GHG emissions from sources owned or controlled by Array. Scope 2: Indirect emissions produced by the generation of electricity purchased by Array.

2021 CARBON AND ENERGY METRICS: ALBUQUERQUE FACILITY

Scope 1 Emissions (MT CO2e)	1,687
Scope 2 Emissions (MT CO2e) [3]	1,028
Total Direct (Scope 1 and 2) Emissions (MT CO2e)	2,715
Direct Emissions (Scope 1 and 2) Intensity (MT CO2e / $MM Revenue)	3.18

2,090,472 KWH
Electricity consumption

25%
Percent Energy Consumption from Renewable Sources

[3] Location-based energy totals reflect the average emissions intensity of grids from which the company draws energy. Market-based totals reflect emissions from electricity that we have contracted to purchase from electric utilities.

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ARRAY'S ENVIRONMENTAL POLICY

ARRAY TECHNOLOGIES IS COMMITTED TO PROVIDE AND DEMONSTRATE CONTINUOUS IMPROVEMENT IN MEETING ITS ENVIRONMENTAL OBJECTIVES. ADDITIONALLY, ARRAY TECHNOLOGIES COMMITS TO ADHERING TO ALL APPLICABLE GOVERNMENTAL AND INDUSTRY REGULATIONS AND TO PROTECTING THE ENVIRONMENT THROUGH THE PREVENTION OF POLLUTION IN AIR, WASTE AND WATER.

2021 WATER AND WASTE METRICS- ALBUQUERQUE FACILITY

1,173,861 GALLONS
Water consumption

3,447,101 POUNDS
Aluminum waste recycled

CLIMATE ACTION[2]

We calculate our corporate greenhouse gas inventory annually in accordance with the GHG Protocol Corporate Accounting Standard for Scopes 1 and 2. Our operational boundaries for this inventory takes an equity approach and only accounts for those facilities where we have 100% ownership. In years 2021 and 2020, this included only our Albuquerque facility.

Metric	2021	2020	% Change
Scope 1 Emissions (MT CO2e)	1,687	1,161	+45.3%
Scope 2 Emissions (MT CO2e)[3]	1,028	798	+28.8%
Total Direct (Scope 1 and 2) Emissions (MT CO2e)	2,715	1,959	+38.6%
Direct Emissions (Scope 1 and 2) Intensity (MT CO2e / $MM Revenue)	3.18	2.24	+42.0%

[2] In our 2020 ESG report we included a metric for Scope 3 emissions based on rough assumptions for facility waste. We are removing this metric from ESG reporting to avoid confusion until we have a chance to quantify our material Scope 3 categories.

[3] Location-based energy totals reflect the average emissions intensity of grids from which the company draws energy. Market-based totals reflect emissions from electricity that we have contracted to purchase from electric utilities.

ARRAY TECHNOLOGIES
2021 ESG REPORT
Message from Leadership
Our Company
ESG Strategy
Product Sustainability
Environmental Initiatives
Our People
Governance, Ethics and Integrity
Appendix
21

ENERGY MANAGEMENT

In 2021 we took several steps to improve our renewable energy use. First, we energized previously installed modules at our Midway facility, contributing ~2% renewable energy to our total energy consumption. In addition, our utility provider PNM increased renewable energy use in their electricity services, contributing an additional ~23% renewable energy to our total energy consumption. We will continue to find ways to improve this metric over time, aligned with our ESG goals.

Metric	2021	2020	% Change
Electricity Consumption (kWh)	2,090,472	1,712,000	+22%
Percent Energy Consumption from Renewable Sources	25%	Data Not Available	

WATER MANAGEMENT

In 2021, our Albuquerque facility worked to enhance our landscaping with drought-resistant plant species to significantly reduce our total water consumption.

Metric	2021	2020	% Change
Water Consumption (gallons)	1,173,861	1,351,636	-13.2%

WASTE MANAGEMENT

Metric	2021	2020	% Change
Aluminum Waste Recycled (pounds)	3,447,101	3,086,295	+11.8%
Aluminum Waste Recycled Rate (pounds / $MM Revenue)	4,041	3,537	+14.2

22 OUR PEOPLE 2021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Governance, Ethics and Integrity AppendixOur PeopleEnvironmental Initiatives

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OUR PEOPLE

Array Technologies recognizes that our people are our most critical resource, and we value them not only as employees but also as human beings with vital roles in their families and communities. To support them in their work and personal lives, we offer competitive pay, benefits for eligible employees, and a variety of training and professional development opportunities, all in a safe, healthy and respectful work environment.

ENGAGING OUR EMPLOYEES – FOSTERING A GREAT WORK ENVIRONMENT

At Array, we believe the hours we spend in the office can and should be just as meaningful, satisfying and enjoyable as life off the clock. In support of that ideal, we're working to create a culture of gratitude, encouraging our people to use the "Array Café" reward, recognition and engagement platform to show appreciation for their peers. The tool makes saying "thank you" the best (and easiest) part of the day, with employees able to recognize peers and managers for demonstrating Array's Six Behaviors. Recognitions translate to "Gigabux" the recipient can spend in the real world or on Array swag. Array Café also helps us recognize good work beyond our corporate walls. Last year, as part of our "Share the Sunshine" contest, we asked our employees to nominate nonprofit organizations that are making a difference in our communities, with the winners receiving donations from Array.

EMPLOYEE NET PROMOTER SCORE (ENPS)

As part of our commitment to talent development and retention, we send employee surveys to all Array employees every 90 days to measure employee sentiment to make sure we can take steps to meaningfully improve the experience of all Array employees. Our eNPS score aims to measure the likelihood that an employee would recommend Array as an employer to a friend. An average range typically spans 30 to – 30. We are proud to share that our last score in 2021 was a 49, which far exceeds our industry benchmark. We will continue to report on this metric as a key performance indicator of employee sentiment and wellbeing.

The first Array Cares Event was the recent Share the Sunshine contest. Collectively, our team has the ability to make a tremendous impact on the world and our 'Share the Sunshine' Contest is a testament to that. Employees were given an opportunity to nominate non-profit organizations that are making a difference in our communities.

Girls on the Run (GOTR) Rio Grande won first place, a $5,000 a ward. GOTR is an after-school youth development program for girls designed to emphasize the important connection between physical and emotional health.

Adelante Development Center won second place, $3,000. Adelante is a diverse nonprofit organization based in New Mexico that supports people with disabilities, seniors, and disadvantaged populations in the local community. Array has also partnered with Adelante to source future Array team members.


ARRAY
Adelante Development Center
$ 3,000.00
Three Thousand and 00/100
Dollars

Metric	2021
Employee Net Promoter Score (-100 to 100)	49

The third-place winner ($2,000), **Glass City Community Solar (GCCS),** is a nonprofit organization created by University of Toledo students and staff in partnership with community members. GCCS serves to plan, design, finance, install, and operate solar power systems to provide solar electricity and subsequent financial benefits to local lower- and middle-income communities.

ARRAY TECHNOLOGIES

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DIVERSITY AND INCLUSION

Our people are the key to our long-term success, from exceeding customer expectations to advancing the boundaries of what's possible in solar technology. By embracing diversity and inclusion, we're expanding the definition of success, creating a space where each of us can bring our true selves to the game and work together to fuel opportunities across the board: for our people, our company, and our customers, suppliers and communities.

Our multi-year plan will create meaningful and measurable progress to advance diversity, equity and inclusion across Array Technologies and beyond. Our Employee Handbook lays out our commitment to being an equal opportunity employer in recruitment, hiring, placement, promotion, transfers, training, compensation, benefits, employee activities and general treatment during employment. The handbook also contains statements and guidance on our anti-harassment and anti-discrimination policies, which covers employees, management, clients, customers, vendors and other third parties, both in the workplace and in work-related settings. Procedures for reporting infractions are detailed, including phone/online reporting to our anonymous, third party-managed ethics hotline. All new hires must complete anti-harassment, discrimination and code of conduct training, with yearly refresher training mandated for all employees.

COMMITMENTS

- We will identify and institute deeper talent inclusion and expand learning resources to achieve diverse workforce metrics.
- We will address economic equality in our supply chain by evaluating and analyzing our supplier relationships.
- We are listening to employee feedback, amplifying under-represented voices, and taking action to meet our teams' needs.

WORKFORCE DEMOGRAPHICS

Metric	2021	2020	% Change
Total Number of Employees	471	339	+38.9%
Number of Employees in Non-Executive Management	57	45	26.7%
Number of Employees in Senior Leadership	8	8	0%
Number of Employees Under Collective Bargaining Agreement	0	0	0%

RACIAL AND ETHNIC REPRESENTATION[1]

In 2021, **64%** of Array's workforce identified as Hispanic/Latino, Indigenous, Black, Asian, or other People of Color

	American Indian / Alaskan Native			Asian			Black / African American			Hawaiian / Pacific Islander			Hispanic / Latino			Two or More Races			White (non-Hispanic)			Not Disclosed		
	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Total Workforce	10%	11%	-1%	8%	8%	0%	5%	5%	0%	0%	0%	0%	34%	37%	-3%	4%	4%	0%	36%	35%	+1%	2%	0%	+2%
Non-Executive Leadership	0%	0%	0%	14%	14%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	86%	86%	0%	0%	0%	0%
Senior Leadership Team	0%	0%	0%	13%	13%	0%	0%	0%	0%	2%	2%	0%	4%	4%	0%	8%	8%	0%	73%	73%	0%	0%	0%	0%

[1] Values are rounded to the closest percentage. For items that note 0% the value is anywhere from less than 1%-0%.

ARRAY TECHNOLOGIES
2021 ESG REPORT
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GENDER REPRESENTATION

	Total Workforce		Non-Executive Management		Senior Leadership Teams	
	2021	2020	2021	2020	2021	2020
Female	28%	28%	25%	21%	25%	29%
Male	72%	72%	75%	79%	75%	71%
% Change	0%		+4%		- 4%	

AGE REPRESENTATION

	TOTAL WORKFORCE			NON-EXECUTIVE MANAGEMENT			SENIOR LEADERSHIP TEAM		
	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Under 30	18%	53%	-35%	5%	0%	+5%	0%	0%	0%
30 - 50	57%	20%	+37%	58%	57%	+1%	25%	56%	-31%
50 and Above	25%	27%	-2%	37%	43%	-6%	75%	44%	+312%

CASE STUDY
SHARE THE SUNSHINE

Array has made a $10,000 charitable contribution to three nonprofits as a part of the Array Cares Social Responsibility Program. The Program's "Share the Sunshine" Contest invited Array employees to nominate and vote for deserving organizations to receive the grants. This year, Girls on the Run Rio Grande won first place, receiving $5,000; Adelante Development Center won second place, receiving $3,000; and Glass City Community Solar won third place, receiving $2,000. The winning organizations were honored during a ceremony at Array's headquarters in Albuquerque on October 12, 2021.

Girls on the Run (GOTR) Rio Grande won first place and was nominated by Esabelle Verdeja, Operational Excellence Manager at Array. GOTR is an after-school youth development program for girls designed to emphasize the important connection between physical and emotional health. Throughout the program, the girls train to complete a 5K, helping them achieve a sense of accomplishment, confidence, and a goal-oriented mindset. Array's donation will help supply shoes, socks, water bottles, and healthy snacks for the season.

Adelante Development Center, nominated by Suzan Harris, Order Fulfillment Specialist at Array, won second place. Adelante is a diverse nonprofit organization based in New Mexico that supports people with disabilities, seniors, and disadvantaged populations in the local community. The agency provides employment, residential services, day services, and volunteer opportunities for its members. Adelante also has an Information Technology program for people with disabilities, women, and people of color that offers hands-on training and equipment to begin careers in the industry.

The third-place winner, Glass City Community Solar (GCCS), is a nonprofit organization created by University of Toledo students and staff in partnership with community members. Nominated by Jim Sorensen, Senior Product Manager – PV Module Interfaces at Array, GCCS serves to plan, design, finance, install, and operate solar power systems to provide solar electricity and subsequent financial benefits to local lower- and middle-income communities. The organization also sponsors both youth and adult educational programs to foster interest and excitement in renewable energy careers.

Array's work extends beyond the global impact of utility-scale solar deployment and reaches the local communities where our employees live. We are united in raising awareness about the organizations that positively impact people that make our work possible.

ARRAY
2021 ESG REPORT | Message from Leadership | Our Company | ESG Strategy | Product Sustainability | Environmental Initiatives | Our People | Governance, Ethics and Integrity | Appendix
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TALENT DEVELOPMENT

Attracting and developing employees with the right skills and aptitudes remains a constant priority for our organization. We believe that to meet our business goals we must continue to attract and retain the most talented people through continuous learning and performance reward programs.

Our talent development strategy is based on building leadership capabilities, creating a responsible management culture, and recognizing and rewarding performance.

Our performance and talent management program focuses on three performance development pillars:

- Results-based goals – we establish and manage aggressive goals that align with business objectives.
- Array behaviors – we apply the six Array behaviors in everything we do focus not only on achieving results, but how those goals are achieved.
- Individual development plans – we work with our employees to align their aspirations with business needs. Through these plans, we support employee career growth initiatives consistent with organizational objectives. We also provide a generous education reimbursement policy, third-party training and certification programs and on-the-job training. We offer progressive compensation packages, comprised of a balance between fixed and variable remuneration programs and competitive savings and benefits programs.

Metric	2021	2020	% Change
Total Annual Employee Turn Over	25.7%	21.2%	+4.5%
Bureau of Labor Statistics Industry Annual Employee Turn Over Benchmark	29%	29%	

EMPLOYEE HEALTH & SAFETY

Array Technologies maintains rules and procedures designed to create and maintain a safe and healthy workplace, free from known or recognized potential hazards. Array employees receive safety training appropriate to their duties and are encouraged to report any unsafe work practices or safety hazards/violations encountered on the job. By integrating health, safety and environmental considerations into all aspects of our business, we can protect our people and the environment, drive compliance with all applicable regulations, accelerate productivity and achieve sustainable growth.

METRIC	2021
Total Recordable Incident Rate (TRIR)	2.18

ARRAY'S QUALITY POLICY

By applying Array's Six Behaviors and complying with applicable requirements, as well as focusing on a continuous improvement culture, we will strive to improve quality and increase customer satisfaction.

ARRAY'S OCCUPATIONAL HEALTH AND SAFETY POLICY

Array Technologies is committed to safeguarding our employees through training, provision of appropriate work surroundings, and procedures that foster protection of health and safety. Employees shall report any unsafe work practices or safety hazards encountered on the job. Array follows strict compliance to all applicable federal, state, local and company policies and procedures. Array Technologies makes every reasonable effort to provide a safe and healthful workplace free from any recognized or known potential hazards. Array seeks best safety practices and employee feedback to improve the workplace for everyone. Employee engagement and continuous training are the foundation of instilling and procuring a positive, safe and secure workplace.

Array's safety program includes regular monthly Safety audits of our facilities and follows a thorough corrective action process to address issues, incidents and accidents. Our Safety Committees meet monthly on each shift to provide a platform for employee engagement to gather input directly from those working in our manufacturing facility. These committees members serve as safety captains on the production floor and are offered additional training in first aid, CPR, risk assessment and safety procedures.

272021 ESG REPORT Array Technologies Inc. recognizes that our people drive our business, and we remain committed to protecting their wellbeing through policies, training and provision of a safe and healthful work environment. Additionally, we subscribe to the following principles: 1. All accidents are preventable through the implementation of effective safety and health control policies and programs, supported by employees reporting any unsafe work practices or safety hazards encountered on the job. All accidents/incidents are to be immediately reported to the supervisor on duty. 2. Safety and health controls are a major part of our work every day. 3. Accident prevention is good business. It minimizes human suffering, promotes better working conditions for everyone, deepens customers’ regard for our company, and increases productivity. This is why Array Technologies complies with all safety and health regulations that apply to the course and scope of our operations, and why we require our employees to comply with all applicable federal, state, local and company policies and procedures. Compliance failures may result in disciplinary action. 4. Management is committed to providing the safest possible workplace for our employees, and to allocating and providing all resources needed to promote and effectively implement our safety policies. 5. Employees are responsible for following safe work practices and company rules for preventing accidents and injuries. Management maintains lines of communication to solicit and receive comments, information, suggestions, and assistance from employees regarding safety and health matters. 6. Management and supervisors of Array Technologies are required to model exemplary attitudes and a strong commitment to safety and health in the workplace. Toward this end, management monitors company safety and health performance, working environment and working conditions to ensure the achievement of program objectives. 7. Our safety program applies to all employees and persons affected by or associated in any way with the scope of our business, and all work conducted by Array Technologies employees will consider the intent of our safety and health policies. Array provides robust Training programs for each of its critical processes which includes risk assessment, reviews of SDSs, machine operation, part specification and quality. OUR COMMITMENT TO SAFETY Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendixle

28 GOVERNANCE, ETHICS AND INTEGRITY 2021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Governance, Ethics and Integrity AppendixEnvironmental Initiatives Our People ce, Ethics tegrity

292021 ESG REPORT At the Board level, our Nominating and Corporate Governance Committee reviews and monitors the development and implementation of the company’s evolving ESG goals and provides guidance to the Board on such matters. Array Technologies, Inc. (ARRY) is listed on NASDAQ-GM and fulfills the exchange’s Board diversity rule, which is designed to encourage a minimum board diversity objective for companies and provide stakeholders with consistent, comparable disclosures regarding a company’s current board composition. To learn more about our governance structure, please see our 2022 Proxy Statement and our Governance Site. Array’s success begins with our people, who we expect to act with integrity in all their interactions. Acting with integrity is our competitive advantage, and we can all take pride in our commitment to accomplishing results the right way, in compliance with our Code of Conduct, our company policies, and all applicable laws and regulations. GOVERNANCE AND BOARD TOTAL NUMBER OF DIRECTORS: 9 Part I: Gender Identity Female Male Non-Binary Did Not Disclose Gender Directors 1 8 — — Part II: Demographic Background African American or Black — 1 — — Alaskan Native or Native American — — — — Asian 1 1 — — Hispanic or Latinx — — — — Native Hawaiian or Pacific Islander — — — — White — 6 — — Two or More Races or Ethnicities — — — — LGBTQ+ — — — — Did not disclose demigraphic background — — — — Part III: Independence Independent Directors 1 7 — — To learn more about our governance structure, please see our 2022 Proxy Statement and our Governance Site. GOVERNANCE, ETHICS AND INTEGRITY Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendixnce, Ethics I tegrity

302021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix It is the policy of Array Technologies to conduct business in an open, honest and ethical manner, applying a zero-tolerance approach to bribery and corruption at every level of our business. Our Anti-Bribery and Anti-Corruption Policy provides guidance in accordance with the U.S. Foreign Corrupt Practices Act (FCPA) and the UK Bribery Act 2010, applies to all individuals working at all levels of Array Technologies and its subsidiaries, and governs all their interactions on behalf of Array. Employees must ensure they have read, understood and are in compliance with the policy. Array provides employees various ways to report policy violations ,including a 24-hour, third-party-managed Integrity Hotline (telephone, email, web). A no-retaliation policy protects employees who raise such concerns. Internally, Array’s employees are also required to comply with policies on protecting personal data, avoiding conflicts of interest, adhering to anti–money laundering regulations, and respecting human rights, among others. Our Human Rights Policy expresses our commitment to ensuring that our employees, workers within our supply chain, and individuals in communities affected by our activities are treated with dignity and respect, and extend that respect to each other. The policy communicates to our suppliers and business partners our expectations around legal compliance, fair treatment, and equal opportunity and diversity, and prohibits all forms of child labor and forced labor, including prison labor, indentured labor, bonded labor, military labor, slave labor and any form of human trafficking. For a full list of our most up-to-date policies, please visit our website. Array Technologies commits to the protection of corporate assets and personally sensitive information with which it is entrusted. This is a foundational enterprise principle that governs our actions and digital activities in how we innovate and build world-class solar solutions and how we protect our customers, our company, our people and our business partners. Cybersecurity threats have evolved to the level of a national security issue, much less a corporate issue. The increasing digitalization of supply chains and business inter-connectivity continues to broaden the operational threat landscape for all companies. Innovative bad actors adopt artificial intelligence (AI) and automation as part of their malicious arsenal raise the stakes for every enterprise including Array, prompting the need to innovate and adapt accordingly. To that end, Array adopts a best-in-class Cybersecurity Framework and is continually evolving and adapting its security architecture, resiliency, response and recovery processes in order to meet persistent and growing threats. Effective cybersecurity is a posture and a journey – not a destination – that requires continuous and consistent planning, innovation, operation and education. Our Cybersecurity Program continues to mature through calculated investments in people, process, technology and strategic partnerships with business partners who understand our commitment to our customers, shareholders and stakeholders. ETHICS AND INTEGRITY  DATA SECURITY AND CYBERSECURITY AND PRIVACY ce, Ethics tegrity

312021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix Sustainability is measured not just in a company’s own practices, but in the standards to which it holds its suppliers and other partners. Array’s publicly available Supplier Code of Conduct outlines our values and expectations. Furthermore, in seeking to quantify our overall GHG emissions footprint, we have begun looking beyond our own Scope 1 and Scope 2 GHG impacts to also measure the significant contributions of our upstream supply chain. We are committed to expanding our GHG inventory over the coming year to incorporate those Scope 3 supply-chain-related emissions, and we are working to expand strategic partnerships with suppliers that share our sustainability vision. For example, on August 31, 2021, Array Technologies announced that we have entered into a multi-year supply arrangement with POSCO, one of the world’s largest steelmakers, to diversify and strengthen its global supply chain. POSCO is POSCO, the first Asian steelmaker to commit to carbon neutrality to build towards a clean energy economy. Beyond the steel and aluminum that go into our products, we also employ certain minerals that have been known to finance armed conflict in the Democratic Republic of the Congo and adjoining countries. To assure that Array is not indirectly funding the humanitarian and environmental abuses of these groups, our recently updated Conflict Minerals Policy outlines Array’s expectations to ensure our suppliers adhere to our high ethical standards and keep our supply chain Conflict Minerals free. STRENGTHENING THE SUSTAINABILITY OF OUR SUPPLY CHAIN Array entered a multi-year supply arrangement with POSCO, one of the world’s largest steelmakers, to diversify and strengthen its global supply chain. Array will now have access to POSCO’s proprietary PosMAC® material, an alloy coated corrosion resistant steel. POSCO will cooperate with a Korean local fabricator to convert the products into components for use at Array’s global solar project sites. POSCO’s South Korean headquarters will position Array to serve customers in the U.S., Australia, and other emerging solar markets more efficiently with a stable supply. CASE STUDY The arrangement with POSCO is indicative of our ability to reliably supply our global customer base with the highest quality materials. This strategic partnership will enable us to reduce trucking mileage to West Coast of the U.S. project sites and ultimately bring greater flexibility and resilience to our supply chain. Further, we are thrilled to offer our customers a superior product in the PosMAC® corrosion resistant technology and partner with a company that shares our commitment to ESG values.” POSCO: SUSTAINABLE STEEL CASE STUDY nce, Ethics I tegrity

322021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix APPENDIX endix

332021 ESG REPORT Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendix This report represents Array Technologies’ second ESG report. To develop this report, we used multiple frameworks and guidelines such as the Sustainable Accounting Standards Board (SASB), the Global Reporting Initiative (GRI) Reporting Standards, UN Sustainable Development Goals (SDGs), and the Taskforce on Climate-Related Financial Disclosures (TCFD). Unless otherwise noted the scope of information in this report is limited to the calendar year 2021. Unless otherwise noted, the reporting entity and scope is Array’s direct operations. To increase our transparency and share year-over-year progress and updates, Array will publish further sustainability reports on an annual basis. ABOUT THIS REPORT APPENDIX ix

ARRAY TECHNOLOGIES | 2021 ESG REPORT | Message from Leadership | Our Company | ESG Strategy | Product Sustainability | Environmental Initiatives | Our People | Governance, Ethics and Integrity | Appendix | 34

GRI AND SASB INDEX

Disclosures	Description	Disclosure or Reference Section
GRI General Disclosures [2016]		
GRI 120-1	Name of the organization	Array Technologies, inc.
GRI 120-2	Activities, brands, products, and services	Array Technologies, Inc. website Array Technologies Investor Presentation, See Annual Report 2021 Form 10-K
GRI 120-3	Location of headquarters	We are a U.S. company and our headquarters and principal manufacturing facility are in Albuquerque, New Mexico.
GRI 120-4	Location of operations	Report Section: Array Operations and Value Chain
GRI 120-5	Ownership and legal form	Publicly listed company on NASDAQ Incorporated in Delaware See Annual Report 2021 Form 10-K
GRI 120-6	Markets served	See Annual Report 2021 Form 10-K
GRI 120-7	Scale of organization	Report Section: Array Operations and Value Chain
GRI 120-8	Information on employees and other workers	Report Section: Diversity and Inclusion
GRI 120-10	Significant changes to the organization and its supply chain	Report Section: Our Company
GRI 120-12	External initiatives	Report Section: Environmental Initiatives
GRI 120-13	Membership of associations	Report Section: Memberships and Associations
GRI 120-14	Statement from senior decision-maker	Report Section: Message from Leadership
GRI 120-16	Values, principles, standards, and norms of behavior	Report Section: Array's Core Values, Ethics and Integrity, Conflict Minerals Policy, Clawback Policy Executive and Director Stock Ownership Guidelines Export Control and Sanctions Compliance Policy Statement Human Rights Policy and Supplier Code of Conduct, Insider Trading Policy, Regulation FD Policy Related Party Transactions Policy Whistleblower Policy, Anti-Bribery and Anti-Corruption Policy
GRI 120-17	Mechanisms for advice and concerns about ethics	Report Section: Ethics and Integrity
GRI 120-18	Governance structure	Report Section: Governance and Board
GRI 120-22	Composition of the highest governance body and its committees	Report Section: Governance and Board
GRI 120-41	Collective bargaining agreements	See Annual Report 2021 Form 10-K "None of our employees are represented by a labor union"
GRI 120-50	Reporting period	January 1, 2021 – December 31, 2021
GRI 120-51	Date of most recent report	
GRI 120-52	Reporting cycle	Annual
GRI 120-53	Contact point for questions regarding the report	contact@arraytechinc.com

ARRAY TECHNOLOGIES
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Disclosures	Description	Disclosure or Reference Section
GRI Topic Specific Disclosures		
WATER [2018]		
GRI 103-1	Explanation of the material topic and its boundary	Report Section: Environmental Initiatives
GRI 303-5 **SASB RR-ST-140a.1**	Water Consumption	Report Section: 2021 Carbon and Energy Metrics
EMISSIONS [2016]		
GRI 103-1	Explanation of the material topic and its boundary	Report Section: Environmental Initiatives
GRI 305-1	Direct (Scope 1) GHG emissions	Report Section: 2021 Carbon and Energy Metrics
GRI 305-2 **SASB RR-ST-130a.1** **SASB RR-ST-000.A**	Indirect (Scope 2) GHG emissions Energy Management in Manufacturing Total capacity of photovoltaic (PV) solar modules produced	Report Section: 2021 Carbon and Energy Metrics, Our Environmental Impacts
WASTE [2020]		
GRI 103-1	Explanation of the material topic and its boundary	Report Section: Environmental Initiatives, Our Environmental Impacts
GRI 306-3	Waste generated	Report Section: 2021 Water and Waste Metrics: Albuquerque Facility
GRI 306-4 **SASB RR-ST-410b.2**	Waste diverted from disposal	Report Section: 2021 Water and Waste Metrics: Albuquerque Facility
SASB RR-ST-410b.1	Percentage of products sold that are recyclable or reusable	Report Section: 2021 Water and Waste Metrics: Albuquerque Facility

362021 ESG REPORT Disclosures Description Disclosure or Reference Section GRI Topic Specific Disclosures OCCUPATIONAL HEALTH AND SAFETY [2018] GRI 103-1 Explanation of the material topic and its boundary Report Section: Employee Health and Safety GRI 403-2 Hazard identification, risk assessment, and incident investigation Report Section: Employee Health and Safety Report Section: Commitment to Safety: GRI 403-5 Worker training on occupational health and safety Report Section: Employee Health and Safety DIVERSITY AND EQUAL OPPORTUNITY [2016] GRI 103-1 Explanation of the material topic and its boundary Report Section: Diversity and Inclusion GRI 405-1 Diversity of governance bodies and employees Report Section: Diversity and Inclusion Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendixendix

372021 ESG REPORT TCFD Recommendation Alignment GOVERNANCE Disclose the organization’s governance around climate-related risks and opportunities. Our Nominating and Governance Committee has formal oversight of ESG, including climate strategy and disclosure. As we continue to enhance our climate strategy, our Board will be heavily engaged. Our management team is also engaged on our climate strategy, headed by Chief Commercial Officer. STRATEGY Disclose the actual and potential impacts of climate-related risks and opportunities on the organization’s businesses, strategy, and financial planning where such information is material. We acknowledge climate change as a risk and opportunity for our company. In the future, we will undertake a formal risk assessment to identify specific risks and opportunities and report the results of this assessment. RISK MANAGEMENT Disclose how the organization identifies, assesses and manages climate-related risks. We acknowledge climate change as a risk and opportunity for our company. In the future, we will undertake a formal risk assessment and disclosure our approach to managing these risks. METRICS AND TARGETS Disclose the metrics and targets used to assess and manage relevant climate-related risks and opportunities, where such information is material. We currently disclose our Scope 1 and 2 GHG inventory (see page 20). Our next steps in climate disclosure are to quantify our Scope 3 inventory and to set climate targets. TCFD INDEX Array Technologies is committed to climate action and aligning our business strategy and reporting with leading climate frameworks. As part of this commitment, we are working to adopt he recommendations of the Taskforce on Climate-Related Financial Disclosures (TCFD). Please see below an index describing our current alignment. We look forward to enhancing our alignment over time and reporting on our progress in future ESG reports. Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendixix

382021 ESG REPORT UN SDG Alignment 7 Affordable and Clean Energy Our technologies enable solar energy development and optimization, increasing access to energy and reducing costs. 9 Industry Innovation and Infrastructure Our technologies support industrial-scale solar development that are efficient, resilient, and cost effective. 12 Responsible Consumption and Production Our technologies are produced with highly recyclable materials and post-consumer recycled content when possible. Likewise we are committed to managing our corporate waste impacts through recycling and reuse of all materials. 13 Climate Action Our technologies enable industrial-scale solar development to further the renewable energy transition. Likewise we are committed to managing our corporate climate impacts. 15 Life on Land Our technologies are designed to enable biodiversity on solar sites and improve wildlife outcomes, including herbaceous vegetation and animal habitat protection. UN SDG INDEX Array Technologies is committed to sustainable development and advancing the UN Sustainable Development Goals (SDGs) through our business. As a leading solar hardware manufacturer, we believe our business has unique contributions to many of the UN SDGs. Based on our current ESG strategy and reporting, we feel we are well aligned to contribute to the following SDGs: Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendixendix

392021 ESG REPORT Legal Disclaimer This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements involve risks and uncertainties, which may cause results to materially differ from those set forth in the statements. The forward-looking statements may include information concerning our projected future goals, results of operations, business strategies, and industry and regulatory environment. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements should be evaluated together with the risks and uncertainties that affect our business and operations, particularly those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website www.arraytechinc.com. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Topics that may be deemed material under the SASB Standards and/or the GRI Standards are not necessarily material for purposes of the U.S. federal securities laws or for other purposes. For additional information on the SASB Standards and the GRI Standards, please visit their respective websites. Certain of the data contained in this report is based on assumptions and estimates. Actual results may differ from the data presented. Message from Leadership Our Company ESG Strategy Product Sustainability Environmental Initiatives Our People Governance, Ethics and Integrity Appendixix VER1.1 20JUNE2022

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